UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 23, 2026

Stanley Black & Decker, Inc.

(Exact Name of Registrant as Specified in its Charter)

Connecticut	001-05224	06-0548860
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Stanley Drive, New Britain, Connecticut		06053
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (860) 225-5111

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $2.50 Par Value per Share	SWK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2026, Andrea Ayers informed the board of directors (the “Board”) of Stanley Black & Decker, Inc. (the “Company”) of her decision to retire from the Board and not to stand for re-election as a director of the Company at the Company’s 2026 annual meeting of shareholders (the “2026 Annual Meeting”). Ms. Ayers will continue to serve on the Board until the time of the 2026 Annual Meeting. Ms. Ayers’ decision to depart from the Board as of the 2026 Annual Meeting did not involve any disagreements with the Company regarding any matter related to its operations, policies or practices.

On January 23, 2026, the Board elected Shane O’Kelly as a director of the Company, effective immediately. Mr. O’Kelly will serve as a member of the Board’s Compensation and Talent Development Committee and the Corporate Governance Committee. Mr. O’Kelly will participate in the compensation program for non-employee directors as described under the heading “Director Compensation” in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on March 7, 2025.

There was no arrangement or understanding between Mr. O’Kelly and any other person pursuant to which Mr. O’Kelly was elected as a director of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Also on January 23, 2026, the Board elected Debra Crew to serve as Lead Independent Director of the Company, effective immediately. In addition, effective upon the retirement of Donald Allan, Jr. on October 1, 2026, the Board elected Ms. Crew to serve as non-executive Chair of the Board, subject to Ms. Crew’s continued service on the Board on that date. The election of Ms. Crew to become the Chair of the Board upon Mr. Allan’s retirement is consistent with the Company’s previously disclosed intention to return to a non-executive Chair at the completion of Mr. Allan’s tenure.

A copy of the Company’s press release announcing the election of Mr. O’Kelly to the Board and the appointment of Ms. Crew as Lead Independent Director and Chair is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

99.1	Press Release dated January 26, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANLEY BLACK & DECKER, INC.
Date: January 26, 2026

	By:	/s/ Donald J. Riccitelli
	Name:	Donald J. Riccitelli
	Title:	Interim Senior Vice President, General Counsel and Secretary